                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              Amendment Number 1 to
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 23, 2006

                              GENERAL DEVICES, INC.

             (Exact name of registrant as specified in its charter)

Delaware                        000-03125                    21-0661726
--------                        -----------              --------------
State or other jurisdiction    (Commission         (I.R.S.Employer
of incorporation)              File Number)        Identification No.)

          153 Greenwood Avenue, Suite 11-13, Bethel, Connecticut 06801

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (203) 798-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written  communications  pursuant to Rule 425 under the  Securities Act
      (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On January 23, 2006, Registrant, General Devices, Inc. (the "Company" or "GDI"),
entered into the following agreements:

1. Amended and Restated Stock Purchase Agreement (the "Halter SPA") by and among the Company, Aduromed Corporation, a Delaware corporation ("Aduromed") and
Halter Capital Corporation, a Texas corporation ("HCC") providing for the sale by HCC to Aduromed of 259,600 shares of the Company's Common Stock (par value
$0.0001 per share; the "Common Stock) for a purchase price of approximately
$600,000. The purchase and sale occurred on the same date.

2. Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by
and among the Company, GD MergerSub, Inc., a Delaware corporation, GD MergerSub,
Inc. II, Inc., a Delaware corporation wholly-owned by the Company ("MergerSub"), and Aduromed providing for the merger (the "Merger") of MergerSub with and into
Aduromed and the creation of Aduromed as a wholly-owned subsidiary of the
Company. The Merger occurred on the same date whereby, pursuant to the Merger
Agreement (i) all 10,585,600 outstanding shares of Aduromed's common stock were converted into 19,001,152 shares of the Company's Common Stock, (ii) all
3,489,527 shares outstanding of Aduromed's series A preferred stock was converted into 6,263,702 shares of the Company's newly-designated Series A
Preferred Stock (par value $0.0001 per share) ("Series A Preferred Stock"),
(iii) all 3,489,527 outstanding series A preferred warrants of Aduromed held by the Investor Group were converted into 6,263,700.97 Series A Preferred Warrants of the Company ("Series A Preferred Warrants") and (iv) all the 1,000
outstanding common stock of MergerSub were converted into 1,000 shares of the common stock (par value $0.01 per share) of Aduromed.

3. Amended and Restated Securities Purchase Agreement (the "Securities Purchase
Agreement") by and among the Company, Aduromed and certain purchasers comprising an investment group (the "Investor Group") (See Item 5.01 "Changes in Control"
below). By the terms of the Securities Purchase Agreement, immediately following the Merger and on the same date, the Company issued 15,780,160 shares of its newly-designated Series B Preferred Stock (par value $0.0001 per share) (the
"Series B Preferred Stock") and 15,780,159.13 Series B Preferred Warrants (the
"Series B Preferred Warrants") to the Investor Group.

4. Amended and Restated Registration Rights Agreement (the "Rights Agreement")
by and among the Company, Aduromed and the Investor Group pursuant to which members of the Investor Group have the right to cause the Company to register the securities of the Company issued, or to be issued, to them pursuant to the
Securities Purchase Agreement in certain events, and the Company has the immediate obligation to file a registration statement to register such securities with the SEC within sixty (60) days of the Merger.

                                      -2-

         5. Amended and Restated Stockholders Agreement ("Stockholders
Agreement") by and among the Company, Aduromed, the Investors Group and persons holding a majority of the Common Stock of the Company ("Stockholders") by the
terms of which the Stockholders and the Investor Group have agreed as to the governance of the Company, including a provision that, of the seven members on the Board of Directors of the Company the Investor Group and the Stockholders
will cause five to be nominees of Damien R. Tanaka, and two will be the nominees of the Investor Group.

ITEM  2.01 COMPLETION OF ACQUISITION AND OR DISPOSITION OF ASSETS

         On January 23, 2006, MergerSub, as the wholly-owned subsidiary of the
Company, merged with and into Aduromed, and Aduromed, as the surviving entity, became the wholly-owned subsidiary of the Company.

         Aduromed will continue to use its corporate name "Aduromed Corporation"
and to be operated by Aduromed's present management. It is intended that the
Company act as a passive holding company, changing its corporate name to
"Aduromed Holding Corporation" or name similar thereto

         The Company will be engaged solely in the Aduromed Business (See Item
5.01 below) which involves the design, fabrication and installation of systems for treatment and disposal, in situ, of medical waste. Its principal product is the Aduromed MedClean(TM) series system.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

         On February 11, 2005 the Company issued 1,250,000 shares of common stock at a price of $0.10 per share ($125,000 in aggregate) to the Company's then principal stockholders in a private placement transaction. Giving effect to the reverse 1:5 split of the Company's common stock in October, 2005, these
1,250,000 shares were converted into 250,000 shares of the Company's Common
Stock. These issued shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

         On October 25, 2005, following the Company's reverse 1:5 stock split, the Company issued to Kevin Halter, Jr., then the President of the Company a total of 539,780 shares of its Common Stock in consideration for his services rendered to the Company during the past year. The issued shares were exempt from registration under Section 4(2) of the Securities Act.

         Upon the effective date of the Merger, January 23, 2006, pursuant to the Merger Agreement, the Securities Purchase Agreement and the Placement
Agent's Agreement, the holdings of the Company's equity changed in the following manner:

                                      -3-

                  (i) the former holders of Aduromed's 10,585,600 outstanding shares of common stock (par value $0.01 per share) became the holders of 19,001,152 shares of common stock of the 20,260,737 outstanding shares of the Company's Common Stock;

                  (ii) the former holders of 3,489,527 shares of Aduromed's
                  series A preferred stock of (par value $0.01 per share),
                  purchased by the Investor Group on October 5, 2005 (see
                  information provided in Item 5.01 "Changes in Control of
                  Registrant", below), became holders of all 6,263,702 shares of the Company's newly-designated Series A Preferred Stock plus
                  Series A Preferred Warrants to purchase 6,263,700.97 shares of the Company's Common Stock;

                  (iii) the outstanding warrants of Aduomed were converted into warrants of the Company; and

                  (iv) immediately after consummation of the Merger, (A) the
                  Investor Group acquired 15,780,160 shares of the Company's newly-designated Series B Preferred Stock, plus Series B
                  Preferred Warrants to purchase an aggregate of 15,780,160
                  shares of the Company's Common Stock, and (B) the Placement
                  Agent acquired warrants covering 1,578,016 shares of the
                  Company's Common Stock.

         Series A and Series B Preferred Stock. Each share of the Company's
Series A Preferred Stock and the Series B Preferred Stock entitles the holder to the same voting rights afforded the holder of a share of Common Stock, plus liquidation preferences over holders of the Company's Common Stock, cumulative dividend rights, anti-dilution rights and preemptive rights. Such preferred shares may be converted into shares of Common Stock on a one-for-one basis.

         Series A and Series B Preferred Warrants. As part of the consideration for the investments by the Investor Group, in addition to the issuance to them of the Series A Preferred Stock and the Series B Preferred Stock, the Company
has also issued warrants to the Investor Group covering shares of the Company's
Common Stock approximately equal to the number of Series A and B Preferred shares issued and exercisable at a price of $0.37883 per share. On January 23,
2006, the Company issued the Series A Preferred Warrants at the effective time of the Merger, and the Series B Preferred Warrants immediately following the
Merger.

         The Series A Preferred Warrants expire on September 29, 2010, and the
Series B Preferred Warrants expire on January 23, 2011.

         Each holder of shares of Series A or Series B Preferred Stock or the
Series A or Series B Warrants is entitled to certain rights of registration of such securities under the Securities Act of 1933, as amended (the "Securities
Act").

                                      -4-

         The purchase of the Series A Preferred Stock and Series A Preferred
Warrants were initially effected in consideration for an investment by the
Investor Group of $1,989,030.39 in Aduromed on October 5, 2005; and the purchase of the Series B Preferred Stock and the Series B Preferred Warrants were effected in consideration for an investment by the Investor Group of
$5,010,970.04 in the Company on January 23, 2006.

         In addition, by the terms of the Merger Agreement, the Company was issued 1000 shares of Aduromed's common stock (par value $0.01 per share), comprising all of Aduromed's remaining outstanding equity following the Merger, thereby making Aduromed the wholly-owned subsidiary of the Company.

         The issuances of the Series A Preferred shares, the Series B Preferred shares and the related warrants were made in reliance on Section 4(2) of the
Securities Act, and were made without general solicitation or advertising. The members of the Investor Group are sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to the Company that the shares were acquired for investment only. The issuance of Common Stock to Aduromed shareholders and warrants of the Company to Aduromed warrant holders upon conversion of their shares of common stock and warrants of
Aduromed as a consequence of the Merger was also made in reliance on Section
4(2) of the Securities Act. Such Aduromed shareholders have certain appraisal rights, under Section 262 of the General Corporation Law of the State of
Delaware.

         Placement Agent's Warrants. As part of the consideration paid as a fee to the placement agent, Kuhns Brothers Securities Corporation (the "Placement
Agent"), in connection with the investment by the Investors Group pursuant to the Securities Purchase Agreement, Aduromed and the Company agreed to cause the
Company to issue warrants (the "Placement Agent B Warrants") covering 1,578,016 shares of the shares of the Common Stock of the Company. The terms of the
Placement Agent B Warrants are identical to those of the Series B Preferred
Warrants in all respects.

         In addition, pursuant to agreement with the Placement Agent, Aduromed had previously issued its warrants covering 348,953 shares of Aduromed common stock, which at the effective time of the Merger were converted into the
Company's warrants (the "Placement Agent A Warrants") to purchase 626,370 shares of Common Stock. The terms of the Placement Agent A Warrants are identical to those of the Series A Preferred Warrants.

         The issuances of the Placement Agent A Warrants and Placement Agent B
Warrants were made in reliance upon Section 4(2) of the Securities Act of 1933.

         Warrants Issued to Former Holders of Warrants of Aduromed. Pursuant to
the terms of the Merger Agreement, at the effective time of the Merger on
January 23, 2006, all outstanding Aduromed warrants ("Aduromed Warrants") to purchase shares of Aduromed's common stock were converted into warrants of the
Company to purchase its Common Stock ("GDI Warrants"). Each right under the
Aduromed Warrants to purchase

                                      -5-

a share of Aduromed common stock was converted into the right to purchase 1.795 shares of Common Stock, and the exercise price was reduced by a factor of 1.795.
Set forth below is a list of the number of GDI Warrants, exclusive of the
Placement Agent A Warrants, issued with their respective exercise prices and termination dates:

       Company Warrants           Exercise Price
       (Common Shares)            ($ Per Share)       Termination Date
       ----------------           --------------      ----------------
           897,500                    0.05571           09/22/2012
            89,750                    0.33426           03/23/2008
         1,567,852.75                 0.55710           09/22/2007
           161,550                    0.55710           05/27/2008
            89,750                    0.55710           10/30/2007
           314,125                    0.55710           03/19/2008
           852,625                    0.55710           06/08/2008
           188,475                    0.55710           12/14/2007
           359,000                    0.55710           07/31/2010
         1,077,000                    0.55710           08/01/2010
         ---------
         5,597,617.75

The foregoing-described GDI warrants are immediately exercisable and were issued in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL

            The Company was organized as a New Jersey corporation in 1953, and reorganized as a Delaware corporation in 2000. It had been engaged in the business of providing contract technical services and executive recruiting. In
1990 it sold off most of its operating businesses and became inactive in 1993.
On August 23, 1996 it filed a Petition of Reorganization under Chapter 11 of the
Federal Bankruptcy Code. The court confirmed management's Chapter 11 reorganization plan on December 22, 1997, and issued a final decree on September
15, 1998.

            Upon the effective date of the Merger, January 23, 2006, and pursuant to an Amended and Restated Securities Purchase Agreement, dated as of
January 23, 2006 (the "Amended Merger Agreement"), by and among the Company,
MergerSub, Aduromed and each member of the Investor Group (as defined below), at the time of the Merger, the holdings of the Company's equity changed in the following manner: (i) the former holders of shares of Aduromed became the holders of 19,001,152 shares of Common Stock of the 20,260,737 outstanding shares of the Company's Common Stock; (ii) the Investor Group, became holders of all 6,263,702 shares of the Company's Series A Preferred Stock, plus warrants to purchase 6,263,700.97 shares of the Company's Common Stock; and (iii) the
Investor Group acquired 15,780,160 shares of the Company's Series B Preferred
Stock, plus warrants to purchase an equal number of shares of the Company's
Common Stock.

                                      -6-

         Mr. Damien R. Tanaka, the Chairman, President and CEO of the Company
presently owns, beneficially and of record 8,257,000 shares of the Common Stock, or 19.2% of its outstanding voting shares, with options and warrants to purchase an additional 6,313,166 shares of Common Stock. These shares reflect his former equity interest in Aduromed which was converted into Common Stock upon the
Merger. His equity interest in Aduromed was acquired over a period of eight (8)
years in consideration for cash and other property contributed and services rendered by him to Aduromed.

         The Investor Group consists of: (a) Pequot Capital Management, Inc.
(which is the Investment Manager for Pequot Scout Fund L.P., Pequot Mariner
Master Fund, L.P., Pequot Navigator Offshore Fund, Inc., Premium Series PCC
Limited--Cell 33 and Pequot Diversified Master Fund, Ltd. [collectively, the
"Funds"]) and holds all voting (except for those shares held by Premium Series
PCC Limited--Cell 33) and dispositive power for all shares and warrants of the
Company held of record by the Funds and may be deemed the beneficial owner of such shares and warrants; and (b) Sherleigh Associates Inc. Defined Benefit
Pension Plan. Pequot Capital Management, Inc. disclaims beneficial ownership of all shares and warrants held in the Company. The sole director and controlling stockholder of Pequot Capital Management, Inc. is Arthur J. Samberg.

         The Investor Group presently owns, beneficially and of record,
6,263,702 shares of the Series A Preferred Stock and 15,780,160 shares of the
Series B Preferred Stock, or 52.11 % of the Company's outstanding voting shares, with warrants to purchase 22,043,860.97 shares of the Common Stock. These interests were acquired in consideration for an investment by the Investor Group of $1,989,030.39 in Aduromed on October 5, 2005 and $5,010,970.04 in the Company
on January 23, 2006.

         The source of funds for the purchase of the foregoing shares of the
Company by the Investors Group was the investment cash of the entities constituting the members of the Investor Group.

Control by Mr. Tanaka
---------------------

The Amended and Restated Stockholders' Agreement. By the terms of a
Stockholders' Agreement, dated as of January 23, 2006, by and among the Company, each of the Investor Group, Mr. Tanaka and three other holders of the Company's
Common Stock, it was agreed that for so long as Mr. Tanaka remains as CEO of the
Company he would have the right to designate five (5) of the seven (7) members of the Company's Board of Directors. Also, by the terms of that agreement, the
Investor Group had the right to appoint two (2) designees to the Company's
Board. Effective as of the date of the Merger, the former members of the
Company's Board of Directors, Pam J. Halter and Kevin B. Halter, Jr., resigned and were replaced by five (5) Tanaka designees, namely Damien R. Tanaka, Kevin
T. Dunphy, Jay S. Bendis, Elam Gandsman and Ronald A. LaMorte; and by two (2)
Investor Group designees, namely Paul Farrell and Philip Anderson. (See Item
5.02 "Departure of Directors or Principle Officers; Election of Directors;
Appointment of Principle Officers" below.)

                                      -7-

Tanaka Employment Agreement. By the terms of an Employment Agreement with Mr.
Tanaka, dated as of January 23, 2006, the Company and Mr. Tanaka entered into an employment agreement whereby the Company agreed to employ Mr. Tanaka as its chief executive officer with the titles of President and Chief Executive Officer for a term continuing until September 28, 2010.

         By virtue of (i) his contractual right to designate a majority of the members of the respective boards of directors of the Company and Aduromed pursuant to the Stockholders Agreement, (ii) his shareholdings in the Company arising upon the Merger and (iii) his position as CEO per the terms of his
Employment Agreement with the Company, Mr. Tanaka may be deemed to have control of the Company.

Prior Control.
--------------

         Before the effective date of the Merger, Halter Capital Corporation
("HCC"), a Texas corporation, held 63.3% of all shares of General Devices'
capital stock and its designees, Pam Halter and Kevin Halter, Jr., comprised the members of the Company's board of Directors.

DESCRIPTION OF THE BUSINESS

         (a) BUSINESS DEVELOPMENT DURING THE LAST THREE YEARS.

Company Activities Prior to Merger. General Devices has been inactive since
1993. In August, 1996 it filed a petition under Chapter 11 of the Federal
Bankruptcy Code, and the Company's Chapter 11 reorganization plan was confirmed by the court in 1998. In 1999 three investors purchased controlling interest in the Company and on October 18, 2005 sold their interest to HCC, a Texas corporation, in exchange for cash of $198,199.47, the source of which was HCC's working capital.

         During the past three years, until the acquisition of controlling interest by HCC, General Devices had no material assets and has been managed by
Asset Value Fund Limited Partnership, one of the three investors that had acquired control of the Company in 1999. For its services to the Company, Asset
Value Fund had been paid a fee at the annual rate of $48,000 in each of 2003,
2004 and 2005. These services included, among other things, filings with the
Securities and Exchange Commission (the "SEC"), negotiations, evaluating merger and acquisition proposals, accounting and shareholder relations. Since confirmation of the Company's Chapter 11 reorganization plan in 1998 the Company has not been party to any bankruptcy, receivership or similar proceeding.

Recapitalization of the Company. On or about October 31, 2005 the Company filed a Certificate of Amendment to its Certificate of Incorporation providing for an increase in the number of its authorized shares of Common Stock from 12,000,000 to 140,000,000 of which 100,000,000 are shares of Common Stock and 40,000,000 of which are shares of Preferred Stock, each with a par value of $0.0001 per share.

                                      -8-

Reverse Split of Common Stock. On or about October 31, 2005 the Company effected a 1:5 reverse split of its Common Stock such that one new share of Common Stock was issued for every five (5) shares held by each shareholder of record on
October 28, 2005, with fractional share holdings being "rounded up" to a full share. On January 23, 2006, Certificates of Designations were filed with the
Delaware Secretary of State creating 6,263,702 shares of a new Series A
Preferred Stock and 15,780,160 shares of a new Series B Preferred Stock.

Issuance of Common/Series A Preferred Shares and Series A Warrants Pursuant to
Merger. On January 23, 2006, the Merger was effected. Pursuant to the terms of the Merger, each holder of a share of Aduromed's common stock (par value $0.01 per share) of Aduromed became entitled to 1.795 shares of the Company's Common
Stock, and each holder Aduromed's series A preferred stock (par value $0.01 per shares) became entitled to 1.795 shares of the Series A Preferred Stock. In addition, warrants previously issued to the Investor Group entitling them to purchase a total of 3,489,527 shares of common stock at $0.68 per share were converted into Company warrants ("Series A Investor Warrants") to purchase
6,263,700.97 shares of its Common Stock at $0.37883 per share.

Other Warrants. Pursuant to the Merger Agreement, upon the effective date of the
Merger on January 23, 2006, all warrants issued by Aduromed then outstanding
("Aduromed Warrants") were converted into warrants issued by the Company to purchase its shares of Common Stock at a conversion rate of 1.795 shares of the
Common Stock for each share covered by the Aduromed Warrants with an exercise price per share reduced by a corresponding factor of 1.795. (See Item 3.02
"Unregistered Sales of Equity Securities" above.)

Post Merger Issuance of Series B Preferred Stock and Warrants. Under the terms of the Merger the Company agreed to assume the obligations of Aduromed under the securities purchase agreement, dated as of September 30, 2005, between the
Investor Group and Aduromed; and, pursuant thereto, on January 23, 2006 the
Company issued 15,780,160 shares of its Series B Preferred Stock and
15,780,159.13 warrants ("Series B Investor Warrants"), each to purchase
15,780,160 shares of the Common Stock at $0.37883 per share, to the Investor
Group in consideration for its investing an additional $5,010,970.04 in the
Company. (The Series A Investor Warrants and the Series B Investor Warrants are
hereinafter referred to collectively, as the "Investor Warrants".)

Development of Business of Aduromed Prior to Merger. The Aduromed Business has,
since its inception, been to develop a market for promoting solutions for managing medical waste on site including designing, selling, installing and servicing on site (i.e., "in situ") turnkey systems to treat infectious, regulated medical waste ("RMW"), and to provide these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies.

                                      -9-

Aduromed was formed in 1997 as a Connecticut limited liability company by Mr.
Damien R. Tanaka and two investors/members under the name "Automated Process
LLC."

In September, 2002, (i) the two investor/members withdrew from active participation in the business, (ii) the Aduromed was reorganized as a Delaware business corporation, changing its name to "Aduromed Corporation" and (iii)
several third parties invested funds in Aduromed for working capital purposes to become minority shareholders, warrant holders and creditors.

On September 23, 2005, Aduromed filed its Amended and Restated Certificate of
Incorporation with the Delaware Secretary of State by which it authorized
50,000,000 shares of common stock (par value $0.01 per share) and 20,000,000 shares of preferred stock (par value $0.01 per share); and on October 3, 2005, it filed a Certificate of Designations of Series A Preferred Stock with the
Delaware Secretary of State. On October 5, 2005 it issued 3,489,527 shares of its series A preferred stock and warrants covering 3,489,527 shares of its common stock to the Investor Group in consideration for their investment in the company of $1,989,030.39.

Aduromed has never been the subject of any bankruptcy, receivership or similar proceeding.

Other than (i) its transition from a Connecticut limited liability company to a
Delaware corporation in September, 2002, (ii) the increase in its authorized shares of common stock in September 2005, (iii) the authorization of preferred stock and issuance of its series A preferred in October, 2005 and (iv) its
Merger with the Company on January 23, 2006, it has not been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Following the Merger and the issuance of the Company's Series B Preferred Stock,
Mr. Tanaka held, beneficially and of record, a total of 19.6 % of the voting shares of the Company's outstanding stock consisting of 8,257,000 shares of its
Common Stock, plus options to purchase and additional 3,204,652 shares of Common
Stock, and the Investor Group held, beneficially and of record, a total of 52.4
% of the voting shares of the Company's outstanding stock consisting of
6,263,702 shares of its Series A Preferred Stock and 15,780,160 shares of its
Series B. Preferred Stock plus Investor Warrants.

         (b) BUSINESS OF COMPANY.

Offices of the Company. The principal place of business of Aduromed and Company is at 153 Greenwood Avenue, Bethel, Connecticut 06801, as a month-to-month tenant.

                                      -10-

In September, 2000 the Company closed its executive offices in King of Prussia,
Pennsylvania, and on January 23, 2006, it closed its office in Frisco, Texas. .

Products and Services. The principal product of the Company is its Aduromed
MedClean(TM) system for in situ treatment and disposal of infectious medical waste. The system employs the following equipment and machinery:

        (i)     an autoclave vessel to sterilize the medical;

        (ii)    a shredding device (the "MedClean(TM) Shredder") to convert sterilized waste material into a non-recognizable confetti-like material qualifying the end product as municipal solid waste,

        (iii)   a unique "AutoTouch(TM)" control station with software and hardware components that integrate and bundle all operating and data recording functions into a system complying with regulatory requirements for conversion and disposal of medical waste
                including real time off-site monitoring of the system's
                functions,

        (iv)    a material transporter to mechanically transport the processed waste from shredder to the municipal solid waste compacting dumpster, and

        (v)     a "QuietCart(TM)" transport cart system to facilitate a single source containerization of the infectious waste from generation, sterilization, processing and return for refill without need for human interaction for ultimate operator safety

         The control panel of the AutoTouch(TM) Control Station assures regulatory compliance of the system by means of proprietary software that (i)
prevents any deviation from the step-by-step processing of the waste, (ii)
requires insertion of codes by operators to access the system and (iii) monitors and records, on a real time basis, and governs the various aspects of the system's processes, including the proper weight of load during each cycle and the calculation and employment of the proper sterilization parameters of weight, pressure, temperature and time. The ability to short cut or over-ride any of the steps in the waste conversion process is circumscribed by the features of the control panel and its software.

         Operation of the system through the control panel is simple since it prescribes each step to be taken (once the operators enters the appropriate codes to open up the control screen) and proscribes the ability of an operator to short cut the required steps and procedures. Relatively little instruction is required of the operator. A tutorial is offered by the software through the control panel, and an operator can be fully trained within a few hours. The
AutoTouch(TM) control system can communicate in multiple languages, including
English, Spanish, and others

                                      -11-

         The AutoTouch(TM) software permits "real time" centralized monitoring of all the functions and uses of each system by Aduromed. Not only do the centralized monitors track proper operation of the particular systems, they also provide a way for Aduromed to provide client with supplies and preventative maintenance visits

         The AutoTouch(TM) control panel and software are proprietary properties of Aduromed and unique within the industry.

         Consumable supplies, which Aduromed sells periodically to its customers, include liners for Aduromed's proprietary QuietCart(TM), deodorizing pellets and liquids for use in the autoclave, paper print rolls for recording data emanating from the control panel and high temperature lubricants for the systems' machinery and equipment. The cutting blades for the shredders must be replaced from time to time and are purchased through Aduromed as the exclusive distributor to hospital and medical facilities for Wiema America Incorporated.

         The series of MedClean(TM) systems offered by Aduromed's are as follows:

                  MC 4 Series: Capacity - 300 to 600 pounds per cycle, up to
                  1,100 tons per year typically used in hospital facilities with
                  150 to 500 beds.

                  MC 5 Series: Capacity - 450 to 900 pounds per cycle, up to
                  1,750 tons per year to be used in hospital facilities with 400 to 1,500 beds.

                  MC 7 Series: Capacity 2,500 to 5,000 pounds per cycle, with up to 9,500 tons per year - suited for very large or co-located hospital campus settings or off-site treatment facilities.

         The designed capacities of the respective systems may be increased or reduced to allow for the needs of the particular medical facility by extending or contacting the overall length of the autoclave. The timing for processing each cycle is approximately 45 to 60 minutes.

         The sales price for design and installation of a MedClean(TM) system has averaged approximately $450,000.

         Among others, purchasers of MedClean(TM) systems have included the following medical facilities:

                  City of Hope National Medical Center, California
                  Presbyterian Intercommunity Hospital, California
                  Valley Health System, California
                  Hospital of Saint Raphael, Connecticut
                  Yale University School of Medicine, Connecticut
                  Memorial Medical Center, Illinois
                  South Shore Hospital, Massachusetts

                                      -12-

                  Faxton-St. Luke Healthcare, New York
                  Maimonides Medical Center, New York
                  Temple University Hospital, Philadelphia,
                  Pennsylvania Damas Hospital, Puerto Rico
                  Rhode Island Hospital, Rhode Island

Distribution Methods of Products and Services.
----------------------------------------------

Sales Marketing & Business Development. The MedClean(TM) systems are marketed directly by Aduromed's sales and marketing group. Mr. Timothy Hertweck has recently been named Aduromed's Vice President of Sales. His department will consist of seven Regional Directors of Sales covering the 48 contiguous states and with the hiring of a Director in California and Texas, and ongoing final negotiations with others, Mr. Hertweck will have a full compliment of Regional
Directors for the US market. Mr. Rob Meyer who has recently been named
Aduromed's Vice President of Operations and Marketing will be working closely with Sales and Administration in the necessary marketing collaterals. In his role as VP of Operations, Mr. Meyer will be responsible for streamlining all of
Aduromed's internal and inter client activities including project management. In their respective capacities, Mr. Hertweck and Mr. Meyer will be reporting directly to Aduromed's President.

     Mr. Stephen Birch, Aduormed's Vice President of Business Development, has
been with Aduromed for 3 years prior to the Merger. Until the end of 2004, he and Mr. Tanaka undertook most of the sales and marketing efforts with the help of independent consultants, working on a commission basis. In his role as VP of
Business Development, Mr. Birch is also responsible for co-ordination of all compliance-related requirements for Aduromed's goods and services and will continue to look for new business opportunities for Auromed that will compliment
Aduromed's products and services. Mr. Birch will be reporting directly to
Aduromed's President.

     Installation of MedClean(TM) Systems. The Director of Technical Services is
Mr. Ralph Toro, who had been with Aduromed for 8 years prior to the Merger, reporting directly to the President. He, in turn, is responsible for the design engineering, installation and technical service staff, all of them permanent employees of Aduromed. Much of the installation work has been sub-contracted out to subcontractors operating where the respective systems are to be installed -
including, electrical, plumbing, millwright work and rigging. Mr. Toro will be working closely with Mr. Meyer in the development of an effective project management team.

     Maintenance Services. Aduromed customarily enters into maintenance agreements with its customers to provide preventative maintenance services and to correct material malfunctions of its installed equipment upon 24 hours'
notice from the customer. A material malfunction would include material failure of the system to perform per specifications. The agreement also would provide for 48 hour response time to service non-material malfunctions. Aduromed intends to hire regionally-based technical service personnel to mirror the regional.
territories established for the sales department

                                      -13-

     The Aramark Contract. Aduromed entered into an agreement dated as of
September 1, 2004 with Aramark Management Services Partnership, a Delaware limited partnership ("Aramark") and an affiliate of Aramark Corporation, located in Philadelphia, Pennsylvania (the "Aramark Agreement"). Aramark Corporation is
a New York Stock Exchange listed company that is in the health care facilities management business. During 2004 Aramark managed 1,300 hospitals on four continents and had $10.2 billion in revenue and $263 million in net income.

     The Aramark Agreement, which has a term of ten years (plus extensions as agreed between the parties), provides that Aduromed will sell its products and services on a preferred basis to health care facilities managed by Aramark, as requested by Aramark. These products include the equipment comprising the
MedClean(TM) systems, that is the autoclave, shredder, tipper, conveyor and carts, plus related supplies and replacement parts. The services include quarterly preventive maintenance of the MedClean(TM) systems and corrective maintenance for any non-functioning components. Aramark's clients will order
Aduromed's products and services through Aramark who will be responsible to
Aduromed for payment.

     Aduromed has agreed to provide 'most favored nation' treatment and 'growth discounts' to Aramark and quarterly payments to Aduromed, should certain levels of annual revenue be reached in the sales of Aduromed's products and services covered by the Aramark Agreement. Provided that certain annual revenue thresholds of Adurmed's products and services are reached under the Aramark
Agreement, Aduromed has agreed not to solicit business through hospital management companies that are competitors of Aramark while Aduromed will maintain the right to solicit such business directly to the hospitals that are managed by such competitors.

Competitive Business Conditions. Prior to recent governmental proscriptions, particularly the federal Clean Air Act Amendments in 1990, RMW had been disposed of mainly through the use of off-site hauling contractors and by incineration.
Presently, in the U.S. many different types of technologies have been introduced to meet the new regulatory requirements for disposal of RMW by a technologically simple, low cost, non-toxic and operationally simple method. The MedClean(TM)
system offers this solution with its unique design and methodology that puts it in cost effective mode superior to any of its competitors for use by hospitals and comparably-sized medical facilities. The system lends itself to fitting a variety of spaces and configurations within these facilities that pre-empt many of the competitors' products that are pre-packaged to rigid size specification and configurations. Further, in contrast to some of the other competitors,
MedClean(TM) Systems are approved for use throughout the United States and
Canada, thereby providing continuity of product wherever installed in those jurisdictions.

         Disinfectant: This process involves the simultaneous shredding and disinfecting of the infectious medical waste. The process can only handle small batches in each cycle

                                      -14-

and has a capacity of approximately 70 to 400 pounds a day, which is not sufficient to handle the overall requirements of most hospitals ranging from 500 to 9,000 pounds per day.

         Chemical Reagents: The use of chemical reagents runs afoul of the federal laws and regulations of the EPA that classify the chemicals involved as
"pesticides". Also, there is considerable limitation on the volumes that can be treated by this method. It is not suitable for disposal of infectious medical waste generated by hospitals and other large medical facilities since it does not have the capacity to handle such volumes.

         Microwave Technology: Microwave technology is a process of disinfection that exposes material to moist heat and steam generated by microwave energy. The waves of microwave energy operate at a very high frequency of around 2.45 billion times per second. This generates the heat needed to change water to steam and carry out the disinfection process at a temperature between 95 and 100 degrees centigrade. Use of this technology requires that proper precautions be taken to exclude the treatment of hazardous material so that toxic emissions do not occur. The complete unit must also be operated under negative pressure as infectious waste is normally shredded prior to disinfection and may create conditions where infection can be transformed into an aerosol prior to treatment. Also, offensive odors may be generated around the unit. The capital cost for this type of system is relatively high.

         Thermal Processes: Thermal processes are dry heat processes and do not use water or steam, but forced convection, circulating heated air around the waste or using radiant heaters. Companies have developed both large and small dry-heat systems, operating at temperatures between 350(0)F-700(0)F. Use of dry heat requires longer treatment times.

         High Heat Thermal Processes: High heat thermal processes operate at or above incineration temperatures, from 1,000(0)F to 15,000(0)F. Pyrolysis, which does not include combustion or burning, contains chemical reactions that create gaseous and residual waste products. The emissions are lower than that created by incineration, but the pyrolysis demands heat generation by resistance heating such as with bio-oxidation, induction heating, natural gas or a combination of plasma, resistance heating and superheated steam.

         Radiation: Electron beam technology creates ionized radiation, damaging cells of microorganisms. Workers must be protected with shields and remain in areas secured from the radiation.

         Chemical Technologies: Disinfecting chemical agents that integrate shredding and mixing to ensure adequate exposure are used by a variety of competitors. Chlorine based chemicals, using sodium hypochlorite and chlorine dioxide, are somewhat controversial as to their environmental effects and their impact on wastewater. Non-chloride technologies are varied and include parasitic acid, ozone gas, lime based dry

                                      -15-

powder, acid and metal catalysts as well as alkaline hydrolysis technology used for tissue and animal waste.

         Among Aduromed's competitors are Caprius, Inc. Stericycle, Inc.,
Steris Corporation, Sanitec, Inc., San-I-Pak, and Tempico Inc.

Competitive Superiority of the MedClean(TM) System.
---------------------------------------------------

         Seizing the opportunity afforded by the regulatory changes and pricing pressures in the RMW industry, Aduromed is in a position to meet its competition with its low cost, technically simple, easily operated system that converts relatively large volumes of RMW on site into an un-recognizable confetti-like material meeting all necessary requirements and qualifications necessary to be considered municipal solid waste under all federal, state and local standards.

         Safety
         ------

            (a)   No need to manually pack containers of RMW for pick-up by
                  outside contractor.

            (b)   No need to transport untreated RMW through public
                  thoroughfares.

            (c)   Environmentally sound approach - sterilizes and shreds the RMW to non-recognizable municipal solid waste.

         Labor
         -----

            (a)   No handling of the RMW once waste is deposited into the
                  QuietCart(TM) at the point of generation with the waste
                  treated and processed as municipal solid waste without
                  operator contact.

            (b)   No need to administer and track RMW that is shipped from the facility

            (c)   Ease of use

         Convenience
         -----------

            (a)   Easily installed requiring only electricity, water and sewage outlet

            (b)   QuietCarts(TM) can fit through regular doorway.

            (c)   Limited training required for operators.

         Cost Saving
         -----------

            (a)   Less labor time

                                      -16-

            (b)   No transportation costs an off-site location for treatment and disposal

            (c)   Capital financing available
           .
         Compliant with Federal and State Regulations
         --------------------------------------------

         Enable RMW generating facilities to replace existing systems while meeting federal, state and local environmental as well as health regulations.

         These features are intended to make the use of the MedClean(TM) Systems very attractive for hospital and similar-sized medical facilities.

         Frost and Sullivan Report. Frost & Sullivan, founded in 1961, is a market consulting business located in New York City that publishes market consulting information and intelligence on emerging high-technology and industrial markets. Frost & Sullivan issued an analytical marketing report covering the medical waste treatment industry in 2004. In conjunction with the issuance of this report it awarded Aduromed the "2004 Frost & Sullivan Award for
Customer Service Leadership in the U.S. Medical Waste Treatment Market". It
found that Aduromed had "...shown tremendous responsiveness to customer needs and ha[d] continually focused on long and short-term customer profitability goals. In addition, the recipient company demonstrated flexibility in tailoring their product offerings to suit customer businesses."

Sources and Availability of Raw Materials and Names of Principal Suppliers.
---------------------------------------------------------------------------

         Generally, access to raw materials and third party fabricators for the
MedClean(TM) Systems is available from multiple sources that allow Aduromed flexibility of choice.

         The various equipment components of the systems are supplied by the following principal suppliers:

      o  Autoclave  tank:            SteelCraft Industries Limited
      o  Shredder:                   Weima America Corporation
      o  Aluminum QuietCarts(TM):    Specialty Metal Products, Inc.
      o  Plastic Cart Liners:        MPF, Inc.

         The hardware for the control panel are stock items that may be purchased from any number of distributors for such manufacturers as Schneider
Electric SA (Square D(TM)), Siemens Corporation and Eaton Electric Corporation
(Cutler Hammer(TM)). The software for the control panel is proprietary property of Aduromed.

Dependence on a Few Major Customers.
------------------------------------

                                      -17-

         It is anticipated that up to 40% of the prospective business of
Aduromed in the ensuing six years will be derived from Aramark clients pursuant to the Aramark Contract. Aramark manages approximately 1,300 hospitals through out the United States. While there is no assurance of the actual number of
Aramark clients that will purchase the Aduromed's MedClean(TM) systems and services, it is estimated that approximately 400 hospitals could be participants in the next six years.

         Prior to its arrangement with Aramark, the Company's business had been with independent hospital and other medical facilities principally in the
Northeast and California.

Patents, Trademarks and Licenses
--------------------------------

Patents. The Aduromed does not hold patents covering any of the equipment and machinery comprising the MedClean(TM) systems. However, Weima America, Inc., the manufacturer of the systems' shredders does hold a U.S. patent covering the rotor components of that equipment. An affiliate of Weima America Corporation holds U.S. patent number 6,588,688 with respect to shredder blades utilized by
Aduromed in the Aduromed Business.

Trademarks.

Aduromed(TM) On July 5, 2005 Aduromed filed an application to register the trademark "Aduromed" with the United States Patent and Trademark Office (Serial
Number 78334234) for use in connection with goods and services associated with autoclaves treating medical waste and consulting services regarding the use of autoclaves for treating medical waste.

MedClean(TM). On May 3, 2004 Aduromed filed an application to register the trademark "MedClean" with the United States Patent and Trademark Office (Serial
Number 78412256) for use in connection with goods and services associated with
RMW processing equipment, namely, autoclaves, grinder, shredder, carts, conveyors, hydraulic lifts, scales and replacement parts for the foregoing.

AutoTouch(TM) is a trademark used by Aduromed in connection with the control panel of its MedClean(TM) system; and QuietCart(TM) is a trademark used in connection with its carts employed to pick up RMW in the various areas where the waste is generated within the medical facilities and as the container vessel for the waste throughout the MedClean(TM) systems cycle of sterilization, shredding and disposal into the municipal solid waste dumpsters. Aduromed has not filed a trademark application with the United States Patent and Trademark Office but claims rights to these marks.

Weima Distribution Agreement. Aduromed is party to an agreement with Wiema
America, Inc., dated as of April 8, 2004, pursuant to which the Company has the exclusive distribution rights in the United States (the "Territory") to Wiema's four shafted "ZMK" shredder machines (the "Products") for use in medical waste markets.

                                      -18-

This is the type of shredder used by Aduromed in its MedClean(TM) systems.
The Weima Agreement may be terminated by either party on thirty (30) days notice.

Need for Government Approval of Products and Services
-----------------------------------------------------

Aduromed manufactures and sells on-site turnkey systems (the MedClean(TM)
system) that sterilize RMW by sterilization in an autoclave chamber and subsequent shredding of the material enabling the customer to dispose of the residue as municipal solid waste. The operation of the MedClean(TM) system and the disposal of the waste are the responsibility of the customer. As a result,
Aduromed is not subject to the multitude of governmental regulations that typify the handling and disposition of solid waste. Virtually all of Aduromed's competitors are subject to one or more of the various regulatory regimes associated with the medical waste disposal business as the systems and services offered by these competitors involve incineration, chemical treatment or transportation of medical waste.

In order to understand the competitive landscape it is important to understand the regulatory environment governing the handling and disposition of RMW since the costs of complying with these regulations and the consequences of non-compliance are significant and a driving force in the economies of the competitive industry.

Federal Regulation. There are at least four federal agencies that have authority over RMW. These agencies are the Environmental Protection Agency (the "EPA"),
the Occupational Safety and Health Administration ("OSHA"), the U.S. Department
of Transportation (the "U.S. DOT") and the U.S. Postal Service. These agencies regulate RMW under a variety of statutes and regulations.

Medical Waste Tracking Act of 1988 ("MWTA"). In the late 1980s, the EPA outlined a two-year demonstration program pursuant to MWTA, which was added to the
Resource Conservation and Recovery Act of 1976. The MWTA was adopted in response to health and environmental concerns over RMW after medical waste washed ashore on beaches, particularly in New York and New Jersey, during the summer of 1988.
Public safety concerns grew following media reports of careless management of medical waste. The MWTA was intended to be the first step in addressing these problems. The primary objective of the MWTA was to ensure that RMW which were generated in a covered state and which posed environmental problems, including an unsightly appearance, were delivered to disposal or treatment facilities with minimum exposure to waste management workers and the public. The MWTA's tracking requirements included accounting for all waste transported and imposed civil and criminal sanctions for violations.

         In regulations implementing the MWTA, the EPA defined medical waste and established guidelines for its segregation, handling, containment, labeling and transport. The MWTA demonstration program expired in 1991, but the MWTA established a model followed by many states in developing their specific medical waste regulatory frameworks.

                                      -19-

Clean Air Act Regulations. In August 1997, the EPA adopted regulations under the
Clean Air Act Amendments of 1990 that limit the discharge into the atmosphere of pollutants released by medical waste incineration. These regulations required every state to submit to the EPA for approval a plan to meet minimum emission standards for these pollutants. See "State and Local Regulation" below.

Occupational Safety and Health Act of 1970. The Occupational Safety and Health
Act of 1970 authorizes OSHA to issue occupational safety and health standards.
OSHA regulations are designed to minimize the exposure of employees to hazardous work environments. These regulations govern, among other things:

         o exposure to blood borne pathogens and other potentially infectious materials;

         o lock out/tag out procedures;

         o medical surveillance requirements;

         o use of respirators and personal protective equipment;

         o emergency planning;

         o hazard communication;

         o noise;

         o ergonomics; and

         o forklift safety.

Resource Conservation and Recovery Act of 1976 ("RCRA"). In 1976, Congress
passed RCRA, as a response to growing public concern about problems associated with the handling and disposal of solid and hazardous waste. RCRA required the
EPA to promulgate regulations identifying hazardous wastes. RCRA also created standards for the generation, transportation, treatment, storage and disposal of solid and hazardous wastes. These standards included a documentation program for the transportation of hazardous wastes and a permit system for solid and hazardous waste disposal facilities. RMW is currently considered non-hazardous solid wastes under RCRA. However, some substances collected by some of
Aduromed's customers, including photographic fixer developer solutions, lead foils and dental amalgam, are considered hazardous wastes.

         Aduromed's customers use landfills operated by parties unrelated to
Aduromed to dispose of treated medical waste from medical facilities and for the disposal of incinerator ash and autoclaved waste. Aduromed does not own or operate any landfills. Waste is not regulated as hazardous under RCRA unless it contains hazardous substances exceeding certain quantities or concentration levels, meets specified

                                      -20-

descriptions, or exhibits specific hazardous characteristics. Following treatment, waste from Aduromed's MedClean(TM) systems is disposed of as non-hazardous waste.

DOT Regulations. The U.S. DOT has put regulations into effect under the
Hazardous Materials Transportation Authorization Act of 1994 which require customers to package and label RMW in compliance with designated standards, and which incorporate blood-borne pathogens standards issued by OSHA. Under these standards, customers must, among other things, identify packaging with a
"biohazard" marking on the outer packaging, and medical waste containers must be sufficiently rigid and strong to prevent tearing or bursting and must be puncture-resistant, leak-resistant, properly sealed and impervious to moisture.

         DOT regulations also require that a transporter be capable of responding on a 24-hour-a-day basis in the event of an accident, spill, or release to the environment of a hazardous material.

Comprehensive Environmental Response, Compensation and Liability Act of 1980
("CERCLA"). CERCLA, established a regulatory and remedial program to provide for the investigation and cleanup of facilities that have released or threaten to release hazardous substances into the environment. CERCLA and state laws similar to it may impose strict, joint and several liability on the current and former owners and operators of facilities from which releases of hazardous substances have occurred and on the generators and transporters of the hazardous substances that come to be located at these facilities. Responsible parties may be liable for substantial site investigation and cleanup costs and natural resource damages, regardless of whether they exercised due care and complied with applicable laws and regulations. If a customer were found to be a responsible party for a particular site, it could be required to pay the entire cost of the site investigation and cleanup, even though other parties also may be liable.

United States Postal Service. Customers must obtain permits from the U.S. Postal
Service to conduct programs, pursuant to which they mail approved "sharps"
(needles, knives, broken glass and the like) containers directly to treatment facilities.

State and Local Regulation. Each state has its own regulations related to the handling, treatment and storage of medical waste. Although there are many differences among the various state laws and regulations, many states have followed the medical waste model under the MWTA and have implemented programs under RCRA. State agencies involved in regulating the medical waste industry are frequently the departments of health and environmental protection agencies. In addition, many local governments have ordinances, local laws and regulations, such as zoning and health regulations, including ordinances relating to the disposition of sterilized effluents into sewage systems and municipal disposal sites which affect our customers' operations.

         States usually regulate RMW as a solid or "special" waste and not as a hazardous waste under RCRA. State definitions of medical waste include:

                                      -21-

    o microbiological waste (cultures and stocks of infectious agents);

    o pathology waste (human body parts from surgical procedures and autopsies);

    o blood and blood products; and

    o sharps.

         Most states require segregation of different types of medical waste at the hospital or other location where they were created. A majority of states require that the universal biohazard symbol or a label appear on medical waste containers. Storage regulations may apply to the party generating the waste, the treatment facility, the transport vehicle, or all three. Storage rules seek to identify and secure the storage area for public safety as well as set standards for the manner and length of storage. Many states require employee training for safe environmental cleanup through emergency spill and decontamination plans.
Many states also require that transporters carry spill equipment in their vehicles. Those states whose regulatory framework relies on the MWTA model have tracking document systems in place.

         Pursuant to medical waste incinerator regulations adopted by the EPA in
1997, every state was required by September 1998 to adopt a plan to comply with federal guidelines which, among other things, limit the release of some airborne pollutants from medical waste incinerators to levels prescribed by the EPA. Each state's implementation plan must be at least as restrictive as the federal emissions standards.

         Until the effectiveness of the regulations promulgated by the EPA in
2002 with respect to certain emissions (see "Effect of Regulations on the
Company's Business" below) RMW was disposed of on-site at large and small medical and related facilities by incineration. As a consequence of these regulations, healthcare facilities were required to find other means of disposing of waste. Many of them opted to utilize waste haulers, which is the most expensive and regulated method.

Effect of Regulation on Aduromed's Business. Aduromed operates its business to enable its customers to dispose of RMW in the most efficient, economical manner in compliance with U.S. federal, state and local laws and regulations.

         Because Aduromed sells its turn-key systems to its customers and does not, itself, haul RMW or incinerate RMW, it is not currently subject to government regulation in this regard nor is it required to obtain any permits with respect to the manufacture and sale of its products.

         Prior to 2002, the principal method of disposing of most RMW was through on-site incineration. Because of the promulgation of regulations by the
Environmental Protection Agency that came into effect on September 15, 2002, setting minimum emission limits for RMW incinerators for such pollutants as dioxins, nitrogen oxides, lead, cadmium and mercury, the use of on-site incinerators in the U.S. has drastically

                                      -22-

diminished. As a consequence, the methods of on-site disposal of RMW have been limited to steam sterilization, chemical treatment and microwave.

         By contrast many of Aduromed's competitors in the business of disposing of RMW, including our largest competitor, Stericycle, are subject to extensive federal, state and local regulation. See "Federal Regulation" and
"State and Local Regulation" above.

Research and Development Expenses. For the periods ended December 31 2003 and
2004, Aduromed incurred $248,188 and 308,911 respectively for research and development expenses. For the nine months ended September 30, 2005, Aduromed incurred $243,570 in research and development expenses. These costs comprise labor, overhead and outside consulting for the development and integration of our component parts into a turn key system that transports, sterilizes and shreds regulated medical waste into a state that is rendered harmless and recognizable and capable of being disposed of in the municipal waste stream.

Employees. Aduromed presently employs 14 persons of which 13 work on a full time basis. The Company has no employees.

Security Ownership of Certain Beneficial Owners and Management. Information with regard to the ownership of certain beneficial owners and management in accordance with Item 403 of Regulation SB may be found in the Company's statement filed with the SEC on December 22, 2005 in accordance with Rule 14f-1.

Directors and Executive Officers, Promoters and Control Persons. Information
with regard to the ownership of certain beneficial owners and management in accordance with Item 403 of Regulation SB may be found in the Company's statement filed with the SEC on December 22, 2005 in accordance with Rule 14f-1.

Executive Compensation. Information with regard to the ownership of certain beneficial owners and management in accordance with Item 403 of Regulation SB may be found in the Company's statement filed with the SEC on December 22, 2005 in accordance with Rule 14f-1.

Certain Relationships and Related Transactions. Information with regard to the ownership of certain beneficial owners and management in accordance with Item
403 of Regulation SB may be found in the Company's statement filed with the SEC on December 22, 2005 in accordance with Rule 14f-1.

Description of Securities. See the information contained in Item 3.02 above.

Market Price of and Dividends on the Company's Common Stock and Related
Stockholder Matters. The Company has never paid a dividend with respect to any of its securities. Its Common Stock is quoted on the Nasdaq OTC Bulletin Board under the symbol GDVC OB. The quotations reflect inter-dealer prices, without retail mark-up or commission and may not represent actual transactions.
Information regarding the high and low bid information for the Company's
Common Stock for each calendar quarter within the Company's past two fiscal years 2004 and 2003 may be found in the Company;s annual report filed as of
March 31, 2005 with the SEC on Form 10-KSB (without giving effect to the recent
1:5 reverse split of the Company's Common Stock in November, 2005). The high and low bid information for the nine month interim period ended September 30,
2005 is as follows:

Quarter Ended (2005):

                      HIGH         LOW
                      ----         ---
March 31             $1.30        $1.15
June 30               1.75         1.75
September 30          1.50         1.10

Legal Proceedings. The Company has no pending legal proceedings. From time to time, it may be involved in various claims, lawsuits or disputes with third parties, and actions

                                      -23-

involving allegations of breach of contract incidental to the normal business operations of the Aduromed Business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Delaware General Corporation Law, the Company and Aduromed may
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, Section 102(b)(7) of the Delaware General Corporation Law
provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of the Company and Aduromed contain the provisions permitted by Section 102(b)(7) of the Delaware General
Corporation Law.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPLE OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPLE OFFICERS

         On January 23, 2006, Kevin Halter, Jr. and Pam J. Halter appointed
Damien R. Tanaka and Kevin T. Dunphy as additional members of its Board of
Directors. Thereupon Kevin Halter, Jr. and Pam J. Halter resigned from the Board and the following additional persons were then appointed as members: Paul
Farrell, Philip Anderson, Jay S. Bendis, Elan Gandsman and Ronald A. LaMorte.

         On January 23, 2006, Kevin Halter, Jr. resigned as President and CEO of the Company and Damien R. Tanaka was appointed as the new CEO and President; and
Pam J. Halter resigned as the Chief Financial Officer and Kevin T. Dunphy was
appointed as the new CFO and Treasurer. On that same date Mr. Tanaka and Mr.
Dunphy each entered into an employment agreement with the Company to act in the capacities to which he had been appointed. Mr. Tanaka's agreement terminates on
September 28, 2010 with automatic one year renewals thereafter, and obligates him to serve in the capacity of president and chief executive officer of the
Company at no compensation. Mr. Dunphy's agreement terminates on September 28,
2010 with automatic one year renewals thereafter, and obliges him to serve in the capacity of treasurer and chief financial officer of the Company at no compensation. The employment agreements with both men contain covenants of confidentiality, assignments of proprietary intellectual property rights

         Information regarding the foregoing-named newly-appointed officers and directors of the Company may be found in the Company's Information Statement filed with the SEC on December 22, 2005, in accordance with Rule 14f-1 as to each appointee's business background during the past five years, his directorships with companies filing with the SEC, and the committees upon which he is to serve as a member of the Board of Directors.

                                      -24-

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     There are filed as part of this report the following financial statements and pro forma financial information:

          Unaudited Pro-forma Consolidated Financial Statements for Year Ended
              December 31, 2004 of the Company, MergerSub and Aduromed.

          Unaudited Financial Statements of Aduromed for Nine Month Period Ended
              September 30, 2005.

          Audited Financial Statements of Aduromed for the Years Ended December
              31, 2004 and 2003.

     Exhibit 1      Amended and Restated Stock Purchase Agreement, dated
                    January 23, 2006

             2.     Amended and Restated Agreement and Plan of Merger, dated
                    January 23, 2006.

             3.     Amended and Restated Securities Purchase Agreement, dated
                    January 23, 2006.

             4.     Amended and Restated Registration Rights Agreement, dated
                    January 23, 2006

             5.     Amended and Restated Stockholders Agreement, dated
                    January 23, 2006

                                      -25-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GENERAL DEVICES, INC.

                                              By: /s/ Damien R. Tanaka
                                              ----------------------------------
                                              Damien R. Tanaka, President

Dated: January 30, 2006

                                      -26-

                              GENERAL DEVICES, INC.

                PRO-FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                DECEMBER 31, 2004

                                                               General        Aduromed      Consolidating      Pro-forma
                              ASSETS                        Devices, Inc.    Corporation       Entries       Consolidated
                                                            -------------    -----------    -------------    ------------

Current assets
 Cash                                                        $       652      $  11,958                       $  12,610
 Accounts receivable                                                   -        196,431                         196,431
 Loans receivable                                                      -         27,815                          27,815
 Costs in excess of billings                                           -         59,184                          59,184
 Prepaid expenses                                                    556                                            556
 Inventories                                                           -         62,345                          62,345
 Other current assets                                                500              -                -            500
                                                             -----------      ---------      -----------      ---------
Total current assets                                               1,708        357,733                -        359,441

Property, plant and equipment                                          -         11,991                          11,991

Other assets
 Security deposits                                                     -          4,114                           4,114
 Goodwill                                                              -        351,571                         351,571
 Deferred tax asset                                                    -        255,044                -        255,044
                                                             -----------      ---------      -----------      ---------
Total other assets                                                     -        610,729                -        610,729
                                                             -----------      ---------      -----------      ---------
Total assets                                                 $     1,708      $ 980,453              $ -      $ 982,161
                                                             ===========      =========      ===========      =========

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
 Accounts payable and accrued liabilities                    $    14,998      $ 479,262                       $ 494,260
 Billings in excess of costs                                           -         84,053                          84,053
 Customer advances                                                     -         30,362                -         30,362
                                                             -----------      ---------      -----------      ---------
Total current liabilities                                         14,998        593,677                -        608,675

Other liabilities
 Notes payable                                                         -         88,971                          88,971
 Notes payable to related parties                                      -        236,470                -        236,470
                                                             -----------      ---------      -----------      ---------
Total current liabilities                                              -        325,441                -        325,441
                                                             -----------      ---------      -----------      ---------
Total liabilities                                                 14,998        919,118                -        934,116

Stockholders' equity (deficit)
 Common stock                                                     23,479         91,510          (91,510)        23,479
 Additional paid in capital                                    2,359,352        348,590       (2,304,611)       403,331
 Accumulated deficit                                          (2,396,121)      (378,765)       2,396,121       (378,765)
                                                             -----------      ---------      -----------      ---------
Total stockholders' equity (deficit)                             (13,290)        61,335                -         48,045
                                                             -----------      ---------      -----------      ---------
Total liabilities and stockholders' equity (deficit)         $     1,708      $ 980,453              $ -      $ 982,161
                                                             ===========      =========      ===========      =========

See notes to unaudited pro-forma consolidated financial statements

                              GENERAL DEVICES, INC.

                PRO-FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

                               SEPTEMBER 30, 2005

                                                              General         Aduromed         Consolidating       Pro-forma
                          ASSETS                           Devices, Inc.     Corporation          Entries        Consolidated
                                                           -------------     -----------       -------------     ------------

Current assets
 Cash                                                       $    53,570       $    35,427                         $    88,997
 Accounts receivable                                                  -           533,248                             533,248
 Loans receivable                                                     -            58,947                              58,947
 Costs in excess of billings                                          -            36,824                              36,824
 Prepaid expenses                                                   902            60,537                              61,439
 Inventories                                                          -            65,599                 -            65,599
                                                            -----------       -----------       -----------       -----------
Total current assets                                             54,472           790,582                 -           845,054

Property, plant and equipment                                         -            17,535                              17,535

Other assets
 Security deposits                                                    -             4,114                               4,114
 Goodwill                                                             -           391,899                             391,899
 Deferred tax asset                                                   -           393,267                 -           255,044
                                                            -----------       -----------       -----------       -----------
Total other assets                                                    -           651,057                 -           651,057
                                                            -----------       -----------       -----------       -----------
Total assets                                                $    54,472       $ 1,459,174               $ -       $ 1,513,646
                                                            ===========       ===========       ===========       ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
 Accounts payable and accrued liabilities                   $    10,899       $   486,960                         $   497,859
 Lines of credit payable                                                          450,000                             450,000
 Billings in excess of costs                                          -            49,118                              49,118
 Customer advances                                                    -           341,915                 -           341,915
                                                            -----------       -----------       -----------       -----------
Total current liabilities                                        10,899         1,327,993                 -         1,338,892

Other liabilities
 Notes payable                                                        -           129,300                             129,300
 Notes payable to related parties                                     -           435,245                 -           435,245
                                                            -----------       -----------       -----------       -----------
Total current liabilities                                             -           564,545                 -           564,545
                                                            -----------       -----------       -----------       -----------
Total liabilities                                                10,899         1,892,538                 -         1,903,437

Stockholders' equity (deficit)
 Common stock                                                    35,979           105,856          (105,856)           35,979
 Additional paid in capital                                   2,471,852           639,098        (2,358,402)          752,548
 Accumulated deficit                                         (2,464,258)       (1,040,095)        2,464,258        (1,178,318)
                                                            -----------       -----------       -----------       -----------
Total stockholders' equity (deficit)                             43,573          (433,364)                -          (389,791)
                                                            -----------       -----------       -----------       -----------
Total liabilities and stockholders' equity (deficit)        $    54,472       $ 1,459,174               $ -       $ 1,513,646
                                                            ===========       ===========       ===========       ===========

See notes to unaudited pro-forma consolidated financial statements

                              GENERAL DEVICES, INC.

                  PRO-FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                    General            Aduromed         Consolidating         Pro-forma
                                 Devices, Inc.       Corporation           Entries          Consolidated
                                 -------------       -----------        -------------       ------------

Sales revenues                      $      -         $ 2,285,198           $      -          $ 2,285,198
Cost of goods sold                         -           1,435,836                  -            1,435,836
                                    --------         -----------           --------          -----------

Gross profit                               -             849,362                  -              849,362

Operating expenses
Operating expenses                         -             701,671                  -              701,671
General and administrative            80,623             323,834                  -              404,457
                                    --------         -----------           --------          -----------

Total operating expenses              80,623           1,025,505                  -            1,106,128
                                    --------         -----------           --------          -----------

Net operating loss                   (80,623)           (176,143)                 -             (256,766)

Other income (expense)
Interest income                           82                   2                  -                   84
Interest expense                           -             (34,843)                 -              (34,843)
Other                                      -                  20                  -                   20
                                    --------         -----------           --------          -----------

Total other income (expense)              82             (34,821)                 -              (34,739)
                                    --------         -----------           --------          -----------

Net loss before taxes                (80,541)           (210,964)                 -             (291,505)

Provision for income tax benefit           -              77,542                  -               77,542
                                    --------         -----------           --------          -----------

Net loss                            $(80,541)        $  (133,422)          $      -          $  (213,963)
                                    ========         ===========           ========          ===========

See notes to unaudited pro-forma consolidated financial statements

                              GENERAL DEVICES, INC.

                  PRO-FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                     General           Aduromed        Consolidating       Pro-forma
                                  Devices, Inc.      Corporation          Entries        Consolidated
                                  -------------      -----------       -------------     ------------

Sales revenues                      $      -         $ 1,403,202         $      -        $ 1,403,202
Cost of goods sold                         -             959,209                -            959,209
                                    --------         -----------         --------        -----------

Gross profit                               -             443,993                -            443,993

Operating expenses
 Operating expenses                        -             786,326                -            786,326
 General and administrative           68,137             400,421                -            468,558
                                    --------         -----------         --------        -----------

Total operating expenses              68,137           1,186,747                -          1,254,884
                                    --------         -----------         --------        -----------

Net operating loss                   (68,137)           (742,754)               -           (810,891)

Other income (expense)
Interest income                            -                   4                -                  4
Interest expense                           -             (56,556)               -            (56,556)
Other                                      -                   3                -                  3
                                    --------         -----------         --------        -----------

Total other income (expense)               -             (56,549)               -            (56,549)
                                    --------         -----------         --------        -----------

Net loss before taxes                (68,137)           (799,303)               -           (867,440)

Provision for income tax benefit           -             137,973                -               (250)
                                    --------         -----------         --------        -----------

Net loss                            $(68,137)        $  (661,330)        $      -        $  (867,690)
                                    ========         ===========         ========        ===========

See notes to unaudited pro-forma consolidated financial statements

                              GENERAL DEVICES, INC.

         NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

1. BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of General Devices, Inc. (General), GD MergerSub II, Inc., and Aduromed
Corporation (Aduromed). General acquired Aduromed in a stock exchange on January
23, 2006. The acquisition transaction is treated as a reverse merger, in which
Aduromed is treated as the accounting acquirer. Thus, the financial statements will be primarily those of Aduromed with the adopted capital structure of
General.

General is the registrant, a Delaware company incorporated on June 6, 2000.
General has a fiscal year end of December 31, and currently has no operations other than the acquisition of Aduromed on January 23, 2006 . The audited balance sheet of General as of December 31, 2004, as filed with Form 10-KSB is presented in the pro-forma consolidated balance sheet as of December 31, 2004. The unaudited balance sheet of General as of September 30, 2005, as filed with Form
10-QSB is presented in the pro-forma consolidated balance sheet as of September
30, 2005. The audited statement of operations of General for the year ended
December 31, 2004, as filed with Form 10-KSB is presented in the pro-forma consolidated statement of operations for the year then ended. The unaudited statement of operations of General for the nine months ended September 30, 2005, as filed with Form 10-QSB is presented in the pro-forma consolidated statement of operations for the nine months then ended. During the nine months ended
September 30, 2005. General had no operations other than general and administrative expenses.

Aduromed was incorporated in Delaware on August 1, 2002. The audited balance sheet of Aduromed as of December 31, 2004 is included in the pro-forma consolidated balance sheet as of December 31, 2004, and the unaudited balance sheet of Aduromed as of September 30, 2005 is presented in the pro-forma consolidated balance sheet as of September 30, 2005. The audited statement of operations of Aduromed for the year ended December 31, 2004 is presented in the pro-forma consolidated statement of operations for the year then ended, and the unaudited statement of operations of Aduromed for the nine months ended
September 30, 2005 is presented in the pro-forma consolidated statement of operations for the nine months then ended.

2. CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet are to agree retained earnings to those of Aduromed, and to adjust common stock and additional paid in capital accounts to the capital structure of the registrant.

There are no consolidating entries on the pro-forma consolidated statements of operations.

                              ADUROMED CORPORATION

                         UNAUDITED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2005

                              ADUROMED CORPORATION

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS

                                                                            PAGE

BALANCE SHEET (UNAUDITED)                                                    2

STATEMENT OF OPERATIONS (UNAUDITED)                                          3

STATEMENT OF CASH FLOWS (UNAUDITED)                                          4

NOTES TO UNAUDITED FINANCIAL STATEMENTS                                      5

                                       1

                              ADUROMED CORPORATION

                            BALANCE SHEET (UNAUDITED)

                                                                                September 30,
                                                                                --------------
                               ASSETS                                                2005
                                                                                --------------
Current assets

  Cash                                                                            $    35,427
  Accounts receivable                                                                 533,248
  Loans receivable                                                                     58,947
  Prepaid costs                                                                        60,537
  Costs in excess of billings on uncompleted contracts                                 36,824
  Inventory                                                                            65,599
                                                                                  ------------
Total current assets                                                                  790,582

Property, plant and equipment                                                          17,535

Other assets
  Security deposits                                                                     4,114
  Goodwill                                                                            391,899
  Deferred tax asset                                                                  393,267
                                                                                  ------------
Total other assets                                                                    789,280
                                                                                  ------------

Total assets                                                                        1,597,397
                                                                                  ============

                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued liabilities                                        $   486,960
  Lines of credit payable                                                             450,000
  Billings in excess of costs on uncompleted contracts                                 49,118
  Customer advances                                                                   341,915
                                                                                  ------------
Total current liabilities                                                           1,327,993

Other liabilities
  Notes payable                                                                       129,300
  Notes payable to related parties                                                    435,245
                                                                                  ------------
Total other liabilities                                                               564,545
                                                                                  ------------

Total liabilities                                                                   1,892,538

Stockholders' deficit
  Common stock: $.01 par value; 20,000,000 shares authorized; 10,585,600
    shares issued and outstanding                                                     105,856
  Additional paid-in capital                                                          639,098
  Accumulated deficit                                                              (1,040,095)
                                                                                  ------------
Total stockholders' deficit                                                          (295,141)
                                                                                  ------------

Total liabilities and stockholders' deficit                                       $ 1,597,397
                                                                                  ============

See notes to financial statements.

                                       2

                              ADUROMED CORPORATION

                       STATEMENT OF OPERATIONS (UNAUDITED)

                                                                 Nine months ended
                                                                   September 30,
                                                                 -----------------
                                                                        2005
                                                                 -----------------

Revenues
  Sales and service revenues                                          $1,403,202

Cost of sales                                                            959,209
                                                                      -----------

Gross profit                                                             443,993

Operating expenses
  Operating expenses                                                     786,326
  General and administrative expenses                                    400,421
                                                                      -----------
Total operating expenses                                               1,186,747

Other income and expenses
  Other income                                                                 3
  Interest income                                                              4
  Interest expense                                                       (56,556)
                                                                      -----------
Total other income and expenses                                          (56,549)
                                                                      -----------

Net loss before income taxes                                            (799,303)

Provision for income tax benefit                                         137,973
                                                                      -----------

Net loss                                                              $ (661,330)
                                                                      ===========

Basic and diluted net loss per share                                  $    (0.07)
                                                                      ===========

Weighted average number of shares outstanding                          9,845,291
                                                                      ===========

See notes to financial statements.

                                       3

                              ADUROMED CORPORATION

                       STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                        Nine months ended
                                                                         September 30,
                                                                        -----------------
                                                                               2005
                                                                        -----------------
Cash flows from operating activities:

    Net loss                                                              $ (661,330)
    Adjustments to reconcile net loss to
      net cash used in operations:
      Depreciation and amortization                                            3,150

      Changes in operating assets and liabilities:
        Accounts receivable                                                 (336,817)
        Loans receivable                                                     (31,132)
        Costs in excess of billings                                           22,360
        Prepaid expenses                                                     (60,537)
        Inventories                                                           (3,254)
        Accounts payable and accrued liabilities                               7,698
        Billings in excess of costs                                          (34,935)
        Customer advances                                                    311,553
        Deferred tax asset                                                  (138,223)
                                                                           ---------
    Net cash used in operations                                             (921,467)

Cash flows from investing activities:
    Purchase of property, plant and equipment                                 (8,694)
                                                                           ---------
        Net cash used in investing activities                                 (8,694)

Cash flows from financing activities:
    Advances from short term loans                                           450,000
    Advances from related party notes                                        198,776
    Proceeds from sale of stock                                              304,854
                                                                          ----------
        Net cash provided by financing activities                            953,630
                                                                          ----------

    Increase in cash and cash equivalents                                     23,469

    Cash and cash equivalents, beginning of period                            11,958
                                                                          ----------
    Cash and cash equivalents, end of period                              $   35,427
                                                                          ==========

Supplemental disclosures of cash flow information:
    Cash paid for interest                                                $   56,556
                                                                          ==========
    Cash paid for income taxes                                            $      250
                                                                          ==========

See notes to financial statements.

                                       4

                              ADUROMED CORPORATION

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to item 310 of
Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United
States of America for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2004.

                                       5

                              ADUROMED CORPORATION

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                              ADUROMED CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE

INDEX TO FINANCIAL STATEMENTS                                               1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     2

BALANCE SHEETS                                                              3

STATEMENTS OF OPERATIONS                                                    4

STATEMENTS OF STOCKHOLDERS' EQUITY                                          5

STATEMENTS OF CASH FLOWS                                                    6

NOTES TO FINANCIAL STATEMENTS                                             7 - 13

CHILD, SULLIVAN & COMPANY
-------------------------
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
----------------------------------------------------------
1284 W. FLINT MEADOW DR., SUITE D, KAYSVILLE, UT 84037
PHONE: (801) 927-1337   FAX: (801) 927-1344
-------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders
ADUROMED CORPORATION
Bethel, Connecticut

We have audited the accompanying balance sheets of ADUROMED CORPORATION as of
December 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADUROMED CORPORATION as of
December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company
Kaysville, Utah
August 19, 2005

                              ADUROMED CORPORATION

                                 BALANCE SHEETS

                                                           December 31,
                                                     --------------------------
                   ASSETS                                2004          2003
                                                     ------------  ------------

Current assets
  Cash                                                 $  11,958      $  14,905

  Accounts receivable
                                                         196,431         93,506
  Loans receivable
                                                          27,815          2,767
  Costs in excess of billings on uncompleted
  contracts                                               59,184         54,928
  Inventory
                                                          62,345          3,070
                                                      ------------  ------------
Total current assets                                     357,733        169,176

Property, plant and equipment                            357,733        169,176

Other assets
  Security deposits                                        4,114          4,114
  Goodwill                                               351,571        283,015
  Deferred tax asset                                     255,044        177,502
                                                      ------------  ------------
Total other assets                                       610,729        464,631
                                                      ------------  ------------

Total assets                                           $ 980,453      $ 639,229
                                                      ============  ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued liabilities             $ 479,262      $ 154,270
  Billings in excess of costs on uncompleted
  contracts                                               84,053              -
  Customer advances                                       30,362              -
                                                      ------------  ------------
Total current liabilities                                593,677        154,270

Other liabilities
  Notes payable                                           88,971         20,417
  Notes payable to related parties                       236,470        269,785
                                                      ------------  ------------
Total other liabilities                                  325,441        290,202

Total liabilities                                        919,118        444,472

Stockholders' equity
  Common stock: $.01 par value; 20,000,000
  shares authorized; 9,151,000 shares issued
  and outstanding                                         91,510         91,510
  Additional paid-in capital                             348,590        348,590
  Accumulated deficit                                   (378,765)      (245,343)
                                                      ------------  ------------
Total stockholders' equity                                61,335        194,757
                                                      ------------  ------------

Total liabilities and stockholders' equity             $ 980,453      $ 639,229
                                                      ============  ============

See notes to financial statements.

                              ADUROMED CORPORATION

                            STATEMENTS OF OPERATIONS

                                                               Year ended
                                                              December 31,
                                                     ---------------------------
                                                          2004           2003
                                                     ------------   ------------
Revenues
    Sales and service revenues                       $ 2,285,198    $   877,886
    Rental income                                              -          6,160
                                                     ------------   ------------
Total revenues                                         2,285,198        884,046

Cost of sales                                          1,435,836        490,590
                                                     ------------   ------------

Gross profit                                             849,362        393,456

Operating expenses
    Operating expenses                                   701,671        568,689
    General and administrative expenses                  323,834        191,139
                                                     ------------   ------------
Total operating expenses                               1,025,505        759,828

Other income and expenses
    Other income                                              20              -
    Interest income                                            2            684
    Interest expense                                     (34,843)       (32,735)
                                                     ------------   ------------
Total other income and expenses                          (34,821)       (32,051)
                                                     ------------   ------------

Net loss before income taxes                            (210,964)      (398,423)

Provision for income tax benefit                          77,542        177,502

Net loss                                             $  (133,422)   $  (220,921)
                                                     ============   ============

Basic and diluted net loss per share                 $     (0.01)   $     (0.02)
                                                     ============   ============
Weighted average number of shares outstanding          9,151,000      9,033,329
                                                     ============   ============

See notes to financial statements.

                              ADUROMED CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 31, 2004

                                                          Common Stock
                                                   ----------------------------        Additional      Accumulated
                                                      Shares           Amount        Paid-in Capital      Deficit           Total
                                                      ------           ------        ---------------      -------           -----

Balance at January 1, 2003                           8,801,000        $  88,010         $147,090         $ (24,422)       $210,678
  Common stock issued for conversion of note            50,000              500           24,500                 -          25,000
  Common stock issued                                  300,000            3,000          177,000                 -         180,000
Net loss for the period                                      -                -                -          (220,921)       (220,921)
                                                   -----------        ----------       ---------        -----------      ----------
Balance December 31, 2003                            9,151,000           91,510          348,590          (245,343)        194,757

  Net loss for the year                                      -                -                -          (133,422)       (133,422)
                                                   -----------        ----------       ---------        -----------      ----------
Balance December 31, 2004                            9,151,000         $ 91,510         $348,590        $ (378,765)      $  61,335
                                                   ===========        ==========       =========        ===========      ==========

See notes to financial statements.

                              ADUROMED CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                        Year ended
                                                                        December 31,
                                                              -------------------------------
                                                                  2004               2003
                                                              ------------        -----------

Cash flows from operating activities:
    Net loss                                                   $ (133,422)        $ (220,921)
    Adjustments to reconcile net loss to
      net cash provided/(used) in operations:
      Depreciation expense                                          2,247                286
      Increase in accounts receivable                            (102,924)            (1,887)
      Increase in loans receivable                                (25,048)            (2,767)
      Increase in costs in excess of billings                      (4,256)           (54,928)
      Decrease/(increase) in inventory                            (59,276)            71,474
      Increase in security deposits                                     -               (868)
      Increase in accounts payable and accrued liabilities        324,991            101,416
      Increase in billings in excess of costs                      84,053                  -
      Increase in customer advances                                30,362                  -
      Increase in deferred tax asset                              (77,542)          (177,502)
                                                              ------------        -----------
Net cash provided/(used) in operating activities                   39,185           (285,697)

Cash flows from investing activities:
    Increase in property, plant and equipment                      (8,816)            (5,708)
    Increase in goodwill                                          (68,555)           (26,267)
                                                              ------------        -----------
Net cash used by investing activities                             (77,371)           (31,975)
                                                              ------------        -----------

Cash flows from financing activities:
    Increase/(decrease) in notes payable                           68,555             20,417
    Increase/(decrease) in notes payable to related parties       (33,316)          (116,765)
    Proceeds from issuance of common stock                              -            205,000
                                                              ------------        -----------
Net cash provided by financing activities                          35,239            108,652
                                                              ------------        -----------

Decrease in cash and cash equivalents                              (2,947)          (209,020)

Cash and cash equivalents, beginning of period                     14,905            223,925
                                                              ------------        -----------
Cash and cash equivalents, end of period                       $   11,958         $   14,905
                                                              ============        ===========

Supplemental disclosures of cash flow information:
    Cash paid for interest                                     $   15,659         $    4,500
                                                              ============        ===========
    Cash paid for income taxes                                 $        -         $        -
                                                              ============        ===========

See notes to financial statements.

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS DESCRIPTION - ORGANIZATION

     On August 1, 2002, ADUROMED CORPORATION (the "Company") was incorporated under the laws of the State of Delaware as DQA ONE CORPORATION. The Company
     is engaged in the selling of custom-built autoclave equipment and disposable products related to that line of medical equipment.

     On September 6, 2002 DQA ONE, LLC was established under the laws of the
     State of Delaware. On September 16, 2002, DQA ONE, LLC acquired 63.16%
     interest of Automated Process, LLC.

     On October 22, 2002, DQA ONE CORPORATION merged with DQA ONE, LLC and
     Automated Process, LLC and changed its name to Automated Process
     Corporation. On January 30, 2003, Automated Process Corporation changed its name to ADUROMED CORPORATION.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     START-UP COSTS

     The Company adopted the provisions of the American Institute of Certified
     Public Accountants' Statement of Position 98-5, "Reporting on the Costs of
     Start-Up Activities". SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires such costs to be expensed as incurred.

     NET LOSS PER COMMON SHARE

     The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period.
     Outstanding warrants and options were not included in the calculation for net loss per common share because it would be antidilutive.

     USE OF ESTIMATES

     The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     ACCOUNTS RECEIVABLES

     The Company maintains an accounts receivable ledger to track amounts due from individual customers. Per company policy an allowance for bad debts is maintained for any receivables that are outstanding for more than 60 days.
     The allowance for bad debts was $34,278 and $0 as of December 31, 2004 and
     2003, respectively.

     PROPERTY, PLANT AND EQUIPMENT

     The Company has property, plant and equipment that consists of computers, related accessories and office furniture. The depreciation is calculated using the straight line method over the life of the property. All property currently held has a useful life of 5 years. The following table summarizes these assets for each year:

                                            2004                2003
                                            ----                ----
           Office Furniture                 1,497                  -
           Computers and Accessories       13,027              5,708
                                        ---------          ---------
                                           14,524              5,708
           Accumulated Depreciation         2,533                286
                                        ---------          ---------
                                           11,991              5,422
                                        =========          =========

     INVENTORY

     The Company maintains an inventory, which consists primarily of spare parts and finished goods. The inventory, using the average cost method, was
     $62,345 and $3,070 as of December 31, 2004 and 2003 respectively.

     GOODWILL

     On September 16, 2002, DQA ONE, LLC acquired 63.16% interest in Automated
     Process, LLC from G. Bucci (31.58%) and J. Augustin (31.58%). On October
     22, 2002, DQA ONE, LLC and Automated Process, LLC were merged into DQA ONE
     CORPORATION. As a result of this acquisition, a goodwill asset was created of $256,748 as of December 31, 2002. Bucci and Augustyn are to be
     compensated with 3% of sales of ADUROMED CORPORATION during the three (3)
     year period subsequent to the closing. The compensation of sales will be added to the goodwill asset to complete the cost of this acquisition through September 16, 2005. Goodwill increased by $68,555 and $26,267 as of
     December 31, 2004 and 2003, respectively.

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     LOAN RECEIVABLE

     The Company has advanced money to employees. These loans have no set repayment schedule. The loan receivable was $27,815 and $2,767 as of
     December 31, 2004 and 2003, respectively.

     LONG-TERM CONTRACTS

     The Company entered into long-term contracts to furnish and install their systems in hospitals. There were four outstanding contracts in 2004 and one in 2003. The following table summarizes these outstanding contracts:

     Contract      Revenue     Amounts       Revenues in      Billings in excess
      Amount     Recognized    Billed     excess of Billings      of Revenues
      ------     ----------    ------     ------------------      -----------
2004 Outstanding Contracts
     419,241       234,455     279,991                -              45,536
     197,819       176,519     150,614           25,905                   -
     699,764       588,706     627,223                -              38,517
     820,584       786,650     753,371           33,279                   -
                                            -----------         -----------
                                                 59,184              84,053
                                            ===========         ===========
2003 Outstanding Contracts
     370,300       301,794     246,866           54,928                   -

     NOTES PAYBLE

     In connection with the acquisition of the interest in Automated Process,
     LLC, the 3% of sales that are due to Bucci and Augustyn on a quarterly basis through 2005 have been converted to notes payable. These notes bear no interest and have no maturity date. These notes payable were $88,972 and
     $20,417 on December 31, 2004 and 2003, respectively.

     NOTES PAYABLE TO A RELATED PARTY

     There is an outstanding note payable to a shareholder. The note bears a 12%
     interest rate and matured on December 15, 2003. Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely. No accrued interest has been paid on this note to date. The following summarizes the balances due:

                                       2004         2003          2002
                                       ----         ----          ----
     Principal                        97,500       135,000       350,000
     Accrued Interest                 58,647        39,785        11,550
                                     -------       -------       -------
     Balance as of December 31       156,147       174,785       361,550
                                     =======       =======       =======

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     NOTES PAYABLE TO A RELATED PARTY (Continued)

     D. Tanaka has personally guaranteed a line of credit with Wells Fargo Bank.
     The line bears interest at 12-1/4 percent. The outstanding balance was
     $30,323 and $45,000 as of December 31, 2004 and 2003, respectively. At
     December 31, 2004 there was $9,677 of available credit on the line.

     There is an outstanding note payable of $50,000 with S&C Kristoff. Norman
     Kristoff, a director of the Company, is the son of S&C Kristoff. The note bears a 12% interest rate and matured on December 24, 2003. The parties entered a verbal agreement to extend the maturity date on this note indefinitely. Interest has been paid on a monthly basis.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

     Although realization is not assumed, management believes it is more likely than not that all of the deferred tax asset will be realized. Realization of the deferred tax asset is dependent on sufficient taxable income prior to the loss carryforwards expiring.

     The Company has available at December 31, 2004 unused operating loss carryforwards that may be applied against future taxable income and that expire as follows:

           Year                     Federal              State
           ----                     -------              -----
           2007                  $        -             $    24,913
           2008                           -                 404,973
           2009                           -                 205,341
           2017                      25,163                       -
           2018                      405,727                      -
           2019                      205,641                      -
                                 -----------            -----------
                                 $   63$,531            $   635,227

     The provision for income taxes consists of the following components:

                                      2004                 2003
                                      ----                 ----
           Current               $         -            $         -
           Deferred benefit          (77,542)              (177,502)
                                 -----------            -----------
                                 $   (77,542)           $  (177,502)
                                 ===========            ===========

                                       10

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LEASE COMMITMENTS

     The Company conducts its operations from facilities that are leased under a month-to-month agreement. The Company also leases a phone system on a 60 month term, which began on December 24, 2003. The monthly installment is
     $433.76 plus applicable taxes. There is a $118 security deposit with this lease agreement. This lease commitment is $5,517 per year through 2008. The annual lease payments are as follows:

                        2005            $10,734
                        2006             10,734
                        2007             10,734
                        2008             10,734
                                        -------
                                        $42,936
                                        =======

4.   COMMON STOCK

     The Company is authorized to issue 20,000,000 shares of par value $.01 common stock. As of December 31, 2002, 8,801,000 shares were issued and outstanding.

     On January 1, 2003, the Company issued 50,000 shares to S&C Kristoff for the conversion of a $25,000 note payable to common stock. The note was dated October 31, 2002 and matured six months from that date, but could be converted any time during the six month period. Norman Kristoff, a director of the Company, is the son of S&C Kristoff.

     On May 28, 2003, the Company issued 300,000 shares to United Link Asset
     Holdings Limited for $0.60 per share.

5.   STOCK OPTIONS AND WARRANTS

     Stock option and warrant transactions are summarized as follows:

                                          Stock Options                         Warrants
                                      2004              2003              2004             2003
                                      ----              ----              ----             ----

Outstanding - beginning of year     3,005,000         1,750,000        2,318,450        2,318,450
Granted                                     -         1,255,000                -                -
Exercised                                   -                 -                -                -
Forfeited                                   -                 -                -                -
                                    ---------         ---------        ---------        ---------
Outstanding - end of year           3,005,000         3,005,000        2,318,450        2,318,450
                                    =========         =========        =========        =========

Shares exercisable - end of year    2,085,000         1,583,333        2,318,450        2,318,450
                                    =========         =========        =========        =========

                                       11

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

5.   STOCK OPTIONS AND WARRANTS (Continued)

     The following table provides certain information with respect to the above-referenced stock options and warrants outstanding at December 31,
     2004:

                                                    Weighted         Weighted
                   Number           Exercise         Average          Average
                Outstanding        Price Range    Exercise Price   Life in Years
                -----------        -----------    --------------   -------------
     Options     3,005,000        $0.10 - $0.50       $0.21             5.7
     Warrants    2,318,450        $0.10 - $1.00       $0.67             3.6

     The following table provides certain information with respect to the above-referenced stock options and warrants exercisable at December 31,
     2004:
                                                    Weighted         Weighted
                   Number           Exercise         Average          Average
                Exercisable        Price Range    Exercise Price   Life in Years
                -----------        -----------    --------------   -------------
Options          2,085,000        $0.10 - $0.50        $0.16            6.7
Warrants         2,318,450        $0.10 - $1.00        $0.67            3.6

     The estimated fair values at date of grant were $.15 to $.42 for the options granted above, using the Black-Scholes option valuation model with the following assumptions:

                     Expected life in years         6
                     Interest rate                  6%
                     Volatility                     5%
                     Dividend yield                 0%

     In electing to continue to follow APB No. 25 for expense recognition purposes, the Company is obliged to provide the expanded disclosures required under SFAS No. 148 for stock-based compensation granted in 2003 to employees, including if materially different from reported results, disclosure of pro forma net loss and loss per share had compensation expense relating to the options been measured under the fair value recognition provision of SFAS No. 123.

     The Company's pro forma information for the years ended December 31, 2004 and 2003 prepared in accordance with the provisions of SFAS No. 148 is provided below. For purposes of pro forma disclosures, stock-based compensation is amortized to expense on a straight-line basis over the vesting period.

                                       12

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

5.   STOCK OPTIONS AND WARRANTS (Continued)

                                                        2004            2003
                                                        ----            ----
     Net loss, as reported                          $  (133,422)     $ (220,921)
       Deduct: total stock-based employee
       compensation determined under fair value
       based method for all awards, net of
       related tax effects                             (165,917)        (26,667)
                                                    -----------      ----------
     Pro forma net loss                                (299,339)       (247,588)
                                                    ===========      ==========

     Basic and diluted LPS - as reported            $     (0.01)     $    (0.02)
                                                    ===========      ==========

     Basic and diluted LPS - pro forma              $     (0.03)     $    (0.03)
                                                    ===========      ==========

     Basic and diluted LPS share denominator          9,151,000       9,033,329

6.   SUBSEQUENT EVENTS

     On May 20, 2005, the Company entered into an agreement with Kuhns Brothers
     Securities Corporation, to act as financial advisors with respect to raising approximately $6 million through the issuance by the Company of common stock and attached warrants. Upon purchasing a "clean public shell"
     the Company contemplates a transaction involving the merger or other reorganization of Aduromed Corporation and the public shell with the simultaneous issuance of equity securities by the public shell to investors and the present shareholders of Aduromed Corporation. Following completion of the transactions, the name of the public shell will be changed to
     "Aduromed Corporation".